UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): June 11, 2019 (June 5, 2019)

Integral Technologies, Inc.

(Exact Name of Company as Specified in Charter)

Nevada	000-28353	98-0163519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

412 Mulberry, Marietta, Ohio	45750
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (812) 550-1770

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
commom	itkg	otc

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement.

On June 5, 2019, Integral Technologies, Inc. (the "Company") entered into a binding term sheet (the “Binding Term Sheet”) with Pivotal Battery Corp. (“Pivotal”).

Under the Binding Term Sheet, the Company agreed to terms to sell to Pivotal the Company’s patented (pending), bipolar plate technology for applications including but not limited to battery and energy storage solutions. As consideration for the sale of the bipolar plate technology, Pivotal will make cash and stock payments valued at $3,500,000 to the Company. The Binding Term Sheet also requires Pivotal to pay the Company royalty fees based on sales of bipolar plates, and for the parties to enter into an exclusive supplier agreement for Integral to supply its proprietary ElectriPlast conductive plastic to Pivotal for use in the manufacture of the bipolar plates. The Binding Term Sheet requires the sale to close no later than August 30, 2019.

The foregoing description of the Binding Term Sheet is only a summary and is qualified in its entirety by reference to the Binding Term Sheet. A copy of the Term Sheet is filed as Exhibit 10.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1 Binding Term Sheet dated June 5, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL TECHNOLOGIES, INC.

Dated: June 11, 2019	By:	/s/ Doug Bathauer
	Name:	Doug Bathauer
	Title:	Chief Executive Officer